CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 2/Amendment No. 189 to Registration Statement Nos. 333-148876/811-08306 on Form N-4 of our report dated March 31, 2009, relating to the financial statements of each of the Sub-Accounts of First MetLife Investors Variable Annuity Account One and our report dated April 14, 2009, relating to the financial statements of First MetLife Investors Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company changed its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and changed its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007), both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 15, 2009